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Exhibit 23.1

CONSENTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-1 of our report dated July 14, 2006, relating to the Successor financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Hertz Global Holdings, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
July 14, 2006

        We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 4, 2006, except for Note 1A, as to which the date is July 14, 2006, relating to the Predecessor financial statements and financial statement schedule of The Hertz Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
July 14, 2006

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CONSENTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM